Exhibit 23





                          Consent of Barak, Richter & Dror




To:      Board of Directors of Rubin Property Group, Inc.

         We hereby consent to the inclusion in Form SB-2 of our report dated June 9, 2001, related to the consolidated financial statements of Rubin Property Group, Inc. for June 8, 2001.


                             /s/ Barak, Richter & Dror

Los Angeles, California
June 20, 2001